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Exhibit No. 99.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        I, Mark S. Newman, Chief Executive Officer of DRS Technologies, Inc., have reviewed the Quarterly Report on Form 10Q accompanying this certificate, and based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Executive Officer of DRS Technologies, Inc., I hereby certify that:

  (i)
  the Quarterly Report on Form 10Q, containing the Financial Statements of DRS Technologies, Inc., fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of DRS Technologies, Inc.

        This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of DRS Technologies, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purpose.

/s/  MARK S. NEWMAN

Mark S. Newman
 Chief Executive Officer
February 14, 2003

        This certification accompanies this Quarterly Report on Form 10Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit No. 99.1